Exhibit 10.4

WINDTAMER CORPORATION (THE “COMPANY”)
STOCK AWARD AGREEMENT

Name: John Schwartz,	Plan: 2008 Equity Incentive Plan
Address:	Grant: 50,000 shares of Common Stock of the Company
Grant Price: $1.00
Signature: /s/ John Schwartz	Grant Date:

1. This stock award granted hereunder is made pursuant to the Company’s 2008 Equity Incentive Plan (the “Plan”) and is subject to all its terms and provisions. Capitalized terms used herein shall have the meaning ascribed to them in the Plan. Effective on the grant date written hereinabove (the “Grant Date”) you have been granted the number of shares at the price designated above, in accordance with the provisions of the Plan. The shares will vest according to the following schedule:

-	5,000 shares upon signing the consulting agreement (the “Consulting Agreement”) between you and the Company;
-	5,000 shares upon completion of an internal budget and projections as required by the Consulting Agreement;
-	10,000 shares upon completion of a business plan as required by the Consulting Agreement;
-	15,000 shares for submission of three completed grant applications (5,000 for each submission) to the applicable N.Y. agency/office, as determined by the Company;
-
15,000 shares for assistance in obtaining a credit facility (term loan and line of credit) from a commercial bank or institutional lender of at least $5.0 million and up to $20.0 million (pro-rated for amounts in between), contingent upon receipt of funding under such facility.

The sufficiency of your performance of each of these conditions will be determined in the sole discretion of the Administrator of the Plan.

2. In the event of the termination of your employment or service with the Company for any reason other than Termination by Employer for “cause” as described in Paragraph 3 below, whether such termination is occasioned by you or by the Company (“Termination of Service”), your right to vest in your award under the Plan, if any, will terminate effective as of the earlier of: (i) the date that you give or are provided with written notice of Termination of Service, or (ii) if you are an employee of the Company, the date that you are no longer actively employed by the Company, regardless of any notice period or period of pay in lieu of such notice required under any applicable statute or the common law (each, the “Notice Period”). For greater clarity, you have no rights to vest in your award during the Notice Period.

3. Notwithstanding the foregoing, if your Termination of Service is by reason of “cause,” then your award shall terminate concurrently with your Termination of Service. For this purpose “cause” shall have the meaning as expressly defined in any then-effective written agreement regarding your employment with the Company, or as defined in Section 2(h) of the Plan.

4. The shares will not be issued until vested.

5. The shares will be issued upon your completing the issuance procedures established by the Company and any applicable tax withholding to the Company. Payment may be made in cash or such other method as the Company may permit from time to time as set forth in the Plan.

6. The shares may in the discretion of the Company be subject to such restrictions as the Company may require such as rights of first refusal, rights of repurchase or requirements that you consent not to transfer the shares for a period of time in connection with any public offering of the shares.

7. The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal and state taxes arising from this award.

8. (a) The Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by you except as provided in this Agreement.

(b) This Agreement and the issuance and grant of the shares under this Agreement are made by the Company in reliance upon your express representations and warranties, which by acceptance hereof you confirm, as follows:

(i) The shares granted to him or her pursuant to this Agreement are being acquired by him or her for his or her own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the shares. It is understood that the shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends, among other things, upon the bona fide nature of his or her representations as expressed in this Agreement;

(ii) The shares must be held by him or her indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the shares or to make available any such exemption; and

(iii) You further represent that you have had access to the financial statements or books and records of the Company, have had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information.

(iv) Unless and until the shares represented by this award are registered under the Securities Act, all certificates representing the shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT“) OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.“

You agree to such transfer restrictions. The certificates shall bear such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the shares have been placed with the Company's transfer agent.

(c) You agree that, in connection with any registration of the Company's securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company's securities, you shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the shares (other than shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of up to two years following the effective date of registration of such offering.

9. You acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, its affiliates or your employer hold certain personal information, including your name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares awarded, cancelled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Company will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located anywhere in the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan or the subsequent holding of shares on your behalf to a broker or other third party with whom you may elect to deposit any shares acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect your ability to participate in the Plan.

10. Your participation in the Plan is voluntary. The value of the award is an extraordinary item of compensation outside the scope of your consulting agreement, if any. As such, the option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided. Rather, the award under the Plan represents an incentive for you to align your interests with the interests of the Shareholders of the Company.

11. This award is granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of shares under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of shares or benefits in lieu of shares in the future. Future grants of shares, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of shares, vesting provisions, and the exercise price. The Plan has been introduced voluntarily by the Company and in accordance with the provisions of the Plan may be terminated by the Company at any time. By execution of this Agreement, you consent to the provisions of the Plan and this Agreement. Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

WINDTAMER CORPORATION

By:	/s/ Gerald Brock
Its:	President	11/06/2008